UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 14, 2008

Aradigm Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

California	0-28402	94-3133088
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3929 Point Eden Way, Hayward, California		94545
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(510) 265-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

On January 14, 2008, Novo Nordisk a/s ("Novo Nordisk") issued a press release announcing the termination of its phase 3 clinical trials for fast-acting inhaled insulin delivered via the AERx® insulin Diabetes Management System (iDMS). The press release stated that Novo Nordisk was not terminating the trials because of any safety concerns and stated that Novo Nordisk would increase research and development activities targeted at inhalation systems for long-acting formulations of insulin and GLP-1.

Also on January 14, 2008, Aradigm Corporation ("Aradigm") received a 120-day notice from Novo Nordisk terminating the Second Amended and Restated License Agreement ("Agreement") dated July 3, 2006 between Novo Nordisk and Aradigm. Aradigm filed the Agreement as an exhibit to its 10-Q filed on August 14, 2006. Aradigm expects to meet with Novo Nordisk shortly to review the ongoing rights and obligations of the parties in light of Novo Nordisk’s recent decision and to determine what, if any, future collaborations the parties may pursue.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aradigm Corporation

January 17, 2008	By:	/s/ Igor Gonda

Name: Igor Gonda
Title: President and CEO